Exhibit 99.1

FOR IMMEDIATE RELEASE
Casey’s General Stores, Inc.
One SE Convenience Blvd
Ankeny, IA 50021
Casey's Announces Third Quarter Results
Ankeny, IA, March 8, 2022 - Casey’s General Stores, Inc. ("Casey's" or the "Company") (Nasdaq: CASY) a leading convenience store chain in the United States, today announced financial results for the three and nine months ended January 31, 2022.

Third Quarter Key Highlights

•Diluted EPS of $1.71, up 64% from the same period a year ago.
•Inside same-store sales increased 7.6% compared to prior year with a margin of 39.4%. Total inside gross profit increased 14.9% to $403.8 million compared to the prior year.
•Fuel gallons increased 5.7% on a same-store basis compared to prior year with a fuel margin of 38.3 cents per gallon, up from 32.9 cents per gallon. Total fuel gross profit increased 39.6% to $237.9 million compared to the prior year.
•The breakfast menu relaunch results exceeded initial expectations, with breakfast daypart same-store sales up 17% compared to the prior year.
•Store count surpassed 2,400 units with the recently completed acquisition of 40 stores from Pilot Corporation.

“I am extremely proud of how the Casey’s team generated record third quarter earnings,” said Darren Rebelez, President and CEO. “Inside sales and fuel gallons sold were strong in the third quarter as our merchandising efforts inside the store gained momentum, driving improved guest traffic. Our fuel team continued to strike the appropriate balance between volume and margin during a volatile cost environment, driving a 39.6% increase in fuel gross profit. The results are impressive when taking into account macro conditions such as the Omicron wave, wage and merchandise inflation, and difficult weather. Underscoring our commitment to unit growth, we completed the acquisition of 40 stores from Pilot Corporation, which marks the third significant acquisition of this fiscal year. Overall the commitment to our strategy continues to deliver strong results and we look forward to continuing to drive long-term value for our shareholders.”

Earnings

	Three Months Ended January 31,		Nine Months Ended January 31,
	2022	2021	2022	2021
Net income (in thousands)	$64,024	$38,627	$280,014	$271,202
Diluted earnings per share	$1.71	$1.04	$7.50	$7.28
Adjusted EBITDA (in thousands)	$174,336	$127,382	$634,534	$588,368

Net income, diluted EPS, and Adjusted EBITDA (reconciled later in the document), were up compared to the same period a year ago as higher gross profit from inside the store and fuel (due to both strong same store volumes and new units) was partially offset by higher operating expenses due to operating 202 additional stores (an increase of 9% compared to a year ago), higher wage rates, as well as credit card fees due to the higher retail price of fuel.

Inside

	Three Months Ended January 31,		Nine Months Ended January 31,
	2022	2021	2022	2021
Inside sales (in thousands)	$1,025,398	$888,483	$3,308,311	$2,898,157
Inside same-store sales	7.6%	2.1%	7.1%	1.6%
Grocery and general merchandise same-store sales	7.7%	5.4%	7.1%	5.1%
Prepared food and dispensed beverage same-store sales	7.4%	(5.0)%	7.3%	(6.1)%
Inside gross profit (in thousands)	$403,837	$351,490	$1,330,789	$1,161,390
Inside margin	39.4%	39.6%	40.2%	40.1%
Grocery and general merchandise margin	32.0%	30.7%	32.8%	32.1%
Prepared food and dispensed beverage margin	58.0%	60.6%	59.9%	60.1%

Inside same-store sales were driven by strong performance in non-alcoholic beverages, grocery items such as salty snacks and candy, and prepared food items such as pizza slices and hot breakfast sandwiches. The morning daypart performance continues to improve due in part to the recent breakfast menu relaunch as well as an increase in guest traffic. Inside margin was down 20 basis points, primarily due to cost increases for ingredients and pizza toppings within the prepared food and dispensed beverage category partially offset by menu price increases.

Fuel1

	Three Months Ended January 31,		Nine Months Ended January 31,
	2022	2021	2022	2021
Fuel gallons sold (in thousands)	621,770	518,408	1,958,061	1,645,497
Same-store gallons sold	5.7%	(12.1)%	5.5%	(11.9)%
Fuel gross profit (in thousands)	$237,873	$170,399	$704,231	$584,584
Fuel margin (cents per gallon, excluding credit card fees)	38.3 ¢	32.9 ¢	36.0 ¢	35.5 ¢

Same-store gallons sold were positively impacted by higher guest traffic. The Company’s total fuel gross profit was up 39.6% versus the prior third quarter, as margin increased to over 38 cents per gallon. Total gallons also increased 20% compared to the prior year, impacted favorably by high-volume acquisitions. The Company sold $10.2 million in renewable fuel credits (RINs) in the third quarter, an increase of $3.3 million from the same quarter in the prior year.

Operating Expenses

	Three Months Ended January 31,		Nine Months Ended January 31,
	2022	2021	2022	2021
Operating expenses (in thousands)	$490,997	$414,448	$1,470,569	$1,210,884
Credit card fees (in thousands)	$47,860	$34,365	$149,375	$108,385
Same-store operating expense excluding credit card fees	2.9%	5.6%	9.3%	1.8%

Operating expenses increased 18.5% during the third quarter. Approximately 9% of the increase is due to operating 202 more stores than prior year. Additionally, approximately 4% of the increase is due to same-store employee expenses, offset by a 2% reduction in store hours. Finally, approximately 2% of the change is due to an increase in same-store credit card fees from higher retail fuel prices and higher sales volume and 2% is due to incentive compensation.
1 Fuel category does not include wholesale fuel activity, which is included in Other.

Expansion

Store Count
Stores at 4/30/2021	2,243
New store construction	11
Acquisitions	191
Acquisitions not opened	(5)
Prior acquisitions opened	4
Closed	(13)
Stores at 1/31/2022	2,431

Liquidity
At January 31, 2022, the Company had approximately $662 million in available liquidity, consisting of approximately $187 million in cash and cash equivalents on hand and $475 million in undrawn borrowing capacity on existing lines of credit.

Share Repurchase
On and effective as of March 3, 2022, the Board of Directors authorized an extension and expansion of its existing $300 million share repurchase program to a total amount of up to $400 million. The number and timing of shares to be repurchased will depend on a variety of factors including, but not limited to, market conditions, corporate considerations, business opportunities, debt agreements, and regulatory requirements. The new repurchase authorization has no expiration date and may be suspended, amended or discontinued at any time. The Company did not make any repurchases during the quarter.

Dividend
At its March meeting, the Board of Directors voted to pay a quarterly dividend of $0.35 per share. The dividend is payable May 16, 2022 to shareholders of record on May 2, 2022.

Fiscal 2022 Outlook
The Company is reiterating its fiscal 2022 outlook, previously disclosed in the second quarter. The Company expects same-store fuel and inside sales to increase by mid-single digit percentages for the fiscal year. Total operating expenses for the year are expected to increase high-teen percentages. For the fourth quarter, operating expenses are expected to increase 11-13%. The Company expects to add approximately 225 units during fiscal 2022. Interest expense is expected to be approximately $55 million. Depreciation and amortization is expected to be approximately $310 million and the purchase of property and equipment is expected to be approximately $400 million. The tax rate is expected to be approximately 24.0% - 26.0% for the year.

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2022	2021	2022	2021
Total revenue	$3,048,717	$2,008,028	$9,493,652	$6,328,954
Cost of goods sold (exclusive of depreciation and amortization, shown separately below)	2,384,222	1,467,847	7,387,680	4,533,510
Operating expenses	490,997	414,448	1,470,569	1,210,884
Depreciation and amortization	75,529	65,185	225,675	195,299
Interest, net	14,431	11,469	41,681	35,510
Income before income taxes	83,538	49,079	368,047	353,751
Federal and state income taxes	19,514	10,452	88,033	82,549
Net income	$64,024	$38,627	$280,014	$271,202
Net income per common share
Basic	$1.72	$1.04	$7.54	$7.33
Diluted	$1.71	$1.04	$7.50	$7.28
Basic weighted average shares	37,169,213	37,042,544	37,154,883	37,017,656
Plus effect of stock compensation	197,370	241,047	197,370	240,962
Diluted weighted average shares	37,366,583	37,283,591	37,352,253	37,258,618

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	January 31, 2022	April 30, 2021
Assets
Current assets
Cash and cash equivalents	$186,921	$336,545
Receivables	91,442	79,698
Inventories	351,377	286,598
Prepaid expenses	20,927	11,214
Income taxes receivable	10,113	9,578
Total current assets	660,780	723,633
Other assets, net of amortization	182,123	82,147
Goodwill	601,040	161,075
Property and equipment, net of accumulated depreciation of $2,367,588 at January 31, 2022 and $2,206,405 at April 30, 2021	3,958,000	3,493,459
Total assets	$5,401,943	$4,460,314
Liabilities and Shareholders’ Equity
Current liabilities
Current maturities of long-term debt and finance lease obligations	$91,695	$2,354
Accounts payable	398,997	355,471
Accrued expenses	293,018	254,924
Total current liabilities	783,710	612,749
Long-term debt and finance lease obligations, net of current maturities	1,766,049	1,361,395
Deferred income taxes	494,877	439,721
Deferred compensation	14,069	15,094
Insurance accruals, net of current portion	26,195	26,239
Other long-term liabilities	131,437	72,437
Total liabilities	3,216,337	2,527,635
Total shareholders’ equity	2,185,606	1,932,679
Total liabilities and shareholders’ equity	$5,401,943	$4,460,314

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine months ended January 31,
	2022	2021
Cash flows from operating activities:
Net income	$280,014	$271,202
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	225,675	195,299
Amortization of debt issuance costs	1,112	1,258
Share-based compensation	29,382	22,009
(Gain) loss on disposal of assets and impairment charges	(869)	3,808
Deferred income taxes	56,967	13,554
Changes in assets and liabilities:
Receivables	(10,006)	(18,117)
Inventories	(33,579)	(35,238)
Prepaid expenses	(9,444)	(7,993)
Accounts payable	(12,910)	124,026
Accrued expenses	25,543	56,228
Income taxes	263	18,363
Other, net	(15,607)	18,680
Net cash provided by operating activities	536,541	663,079
Cash flows from investing activities:
Purchase of property and equipment	(228,208)	(263,077)
Payments for acquisition of businesses, net of cash acquired	(863,371)	(5,780)
Proceeds from sales of assets	26,504	4,823
Net cash used in investing activities	(1,065,075)	(264,034)
Cash flows from financing activities:
Proceeds from long-term debt	450,000	650,000
Payments of long-term debt	(14,226)	(570,999)
Payments of debt issuance costs	(1,149)	(5,525)
Net payments of short-term debt	—	(120,000)
Proceeds from exercise of stock options	133	1,665
Payments of cash dividends	(38,223)	(35,410)
Tax withholdings on employee share-based awards	(17,625)	(8,105)
Net cash provided by (used in) financing activities	378,910	(88,374)

Net (decrease) increase in cash and cash equivalents	(149,624)	310,671
Cash and cash equivalents at beginning of the period	336,545	78,275
Cash and cash equivalents at end of the period	$186,921	$388,946
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

	Nine months ended January 31,
	2022	2021
Cash paid during the period for:
Interest, net of amount capitalized	$34,800	$32,862
Income taxes, net	27,387	48,137
Noncash investing and financing activities:
Purchased property and equipment in accounts payable	38,751	28,605
Right-of-use assets obtained in exchange for new finance lease liabilities	49,259	—
Right-of-use assets obtained in exchange for new operating lease liabilities	79,867	1,109

Summary by Category (Amounts in thousands)
Three months ended January 31, 2022	Fuel	Grocery & General Merchandise	Prepared Food & Dispensed Beverage	Other	Total
Revenue	$1,951,422	$732,514	$292,884	$71,897	$3,048,717
Gross profit	$237,873	$234,064	$169,773	$22,785	$664,495
	12.2%	32.0%	58.0%	31.7%	21.8%
Fuel gallons sold	621,770
Three months ended January 31, 2021
Revenue	$1,100,875	$624,465	$264,018	$18,670	$2,008,028
Gross profit	$170,399	$191,502	$159,988	$18,292	$540,181
	15.5%	30.7%	60.6%	98.0%	26.9%
Fuel gallons sold	518,408

Summary by Category (Amounts in thousands)
Nine months ended January 31, 2022	Fuel	Grocery & General Merchandise	Prepared Food & Dispensed Beverage	Other	Total
Revenue	$5,967,408	$2,397,483	$910,828	$217,933	$9,493,652
Gross profit	$704,231	$785,412	$545,377	$70,952	$2,105,972
	11.8%	32.8%	59.9%	32.6%	22.2%
Fuel gallons sold	1,958,061
Nine months ended January 31, 2021
Revenue	$3,380,348	$2,074,552	$823,605	$50,449	$6,328,954
Gross profit	$584,584	$666,093	$495,297	$49,470	$1,795,444
	17.3%	32.1%	60.1%	98.1%	28.4%
Fuel gallons sold	1,645,497

Fuel Gallons						Fuel Margin
Same-store Sales						(Cents per gallon, excluding credit card fees)
	Q1	Q2	Q3	Q4	Fiscal Year		Q1		Q2		Q3		Q4		Fiscal Year
F2022	9.0%	2.5%	5.7%	—	—	F2022	35.1	¢	34.7	¢	38.3	¢	—		—
F2021	(14.6)	(8.6)	(12.1)	6.4%	(8.1)%	F2021	38.2		35.3		32.9		33.0	¢	34.9	¢
F2020	(2.0)	(1.8)	(2.0)	(14.7)	(5.1)	F2020	24.4		22.9		21.7		40.8		26.8

Grocery & General Merchandise						Grocery & General Merchandise
Same-store Sales						Margin
	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2022	7.0%	6.8%	7.7%	—	—	F2022	33.0%	33.3%	32.0%	—	—
F2021	3.6	6.6	5.4	12.5%	6.6%	F2021	32.2	33.3	30.7	31.8%	32.0%
F2020	3.2	3.2	3.5	(2.0)	1.9	F2020	31.3	33.3	32.9	30.4	32.0

Prepared Food & Dispensed Beverage						Prepared Food & Dispensed Beverage
Same-store Sales						Margin
	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2022	10.8%	4.1%	7.4%	—	—	F2022	61.0%	60.6%	58.0%	—	—
F2021	(9.8)	(3.6)	(5.0)	13.4%	(2.1)%	F2021	59.7	60.1	60.6	60.1%	60.1%
F2020	1.6	1.9	2.8	(13.5)	(1.5)	F2020	62.2	60.9	60.2	60.0	60.9

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
We define EBITDA as net income before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by excluding the gain or loss on disposal of assets as well as impairment charges. Neither EBITDA nor Adjusted EBITDA are considered GAAP measures, and should not be considered as a substitute for net income, cash flows from operating activities or other income or cash flow statement data. These measures have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. We strongly encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities, and they are regularly used by the Company for internal purposes including our capital budgeting process, evaluating acquisition targets, assessing performance, and awarding incentive compensation.
Because non-GAAP financial measures are not standardized, EBITDA and Adjusted EBITDA, as defined by us, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare our use of these non-GAAP financial measures with those used by other companies.
The following table contains a reconciliation of net income to EBITDA and Adjusted EBITDA for the three and nine months ended January 31, 2022 and 2021:

(in thousands)	Three Months Ended January 31,		Nine Months Ended January 31,
	2022	2021	2022	2021
Net income	$64,024	$38,627	$280,014	$271,202
Interest, net	14,431	11,469	41,681	35,510
Federal and state income taxes	19,514	10,452	88,033	82,549
Depreciation and amortization	75,529	65,185	225,675	195,299
EBITDA	173,498	125,733	635,403	584,560
Loss (gain) on disposal of assets and impairment charges	838	1,649	(869)	3,808
Adjusted EBITDA	$174,336	$127,382	$634,534	$588,368
NOTES:
•Gross Profit is defined as revenue less cost of goods sold (exclusive of depreciation and amortization)
•Inside is defined as the combination of Grocery and General Merchandise and Prepared Food and Dispensed Beverage

This release contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those related to expectations for future periods, possible or assumed future results of operations, financial conditions, liquidity and related sources or needs, business and/or integration strategies, plans and synergies, supply chain, growth opportunities, performance at our stores, and the potential effect of COVID-19. There are a number of known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from any future results expressed or implied by those forward-looking statements, including but not limited to executing our strategic plan, the impact and duration of COVID-19 and related governmental actions, as well as other risks, uncertainties and factors which are described in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission and available on our website. Any forward-looking statements contained in this release represent our current views as of the date of this release with respect to future events, and Casey’s disclaims any intention or obligation to update or revise any forward-looking statements in the release whether as a result of new information, future events, or otherwise.

Corporate information is available at this website: https://www.caseys.com. Earnings will be reported during a conference call on March 9, 2022. The call will be broadcast live over the Internet at 7:30 a.m. CST.  To access the call, go to the Events and Presentations section of our website at https://investor.caseys.com/events-and-presentations/default.aspx.  No access code is required.  A webcast replay of the call will remain available in an archived format on the Events and Presentations section of our website at https://investor.caseys.com/events-and-presentations/default.aspx for one year after the call.

Investor Relations Contact:	Media Relations Contact:
Brian Johnson (515) 965-6587	Katie Petru (515) 446-6772